SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
(Amendment No.___)

Check the appropriate box:

__           Preliminary Information Statement

__           Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☒           Definitive Information Statement

AvWORKS AVIATION CORP.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☐	Fee computed on table below per Exchange Act Rules 14C-5(g) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant toExchange Act Rule 0-11:

4.	Proposed maximum aggregate value of transaction:

☐
Check box if any part of the fee is offset as provided by Exchange Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

AVWORKS AVIATION, CORP.
10778 NW 53RD STREET, SUITE E
SUNRISE, FLORIDA 33356
(954) 990-6827

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C THEREUNDER
__________________

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY
__________________

To the Stockholders of AvWorks Aviation Corp.:

NOTICE IS HEREBY GIVEN that certain stockholders of AvWorks Aviation Corp., a Florida corporation (“AvWorks” or the “Company”) have consented to taking of corporate actions by consent in lieu of a meeting of stockholders. The corporate actions will be effective 20 days after the mailing of this information statement to:

Approve an amendment to our Articles of Incorporation to affect a reverse stock split of all of the outstanding shares of Common Stock, at a ratio of one-for-thirty

Only stockholders of record at the close of business on January 23, 2014 are entitled to notice of these corporate actions. Holders of 58.23% of our Common Stock and holders of 100% of our Series A Preferred Stock gave their written consent to the above corporate actions. This written consent was obtained pursuant to Section 607.0704 of the Florida Business Corporation Act, as amended.

For further information regarding the matters as to which stockholder consent was given, I urge you to carefully read the accompanying Information Statement. If you have questions about these proposals or would like additional copies of the Information Statement, you should contact Joe Eccles, Secretary, AvWorks, Inc., 10778 NW 53rd Street, Suite E, Sunrise, Florida 33356; telephone: (954) 990-6827.

By order of the Board of Directors

Sunrise, Florida February 11, 2014	Dror Svorai President and Chief Executive Officer

AVWORKS AVIATION, CORP.
10778 NW 53RD STREET, SUITE E
SUNRISE, FLORIDA 33356
(954) 990-6827

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

This Information Statement (the “Information Statement”) is being mailed on or about February 11, 2014 to the holders of record at the close of business on January 23, 2014, of the Common Stock of AvWorks, Inc., a Florida corporation (“AvWorks” or the “Company”), in connection with action by written consent in lieu of stockholders meeting to authorize and approve:

An amendment to our Articles of Incorporation to affect a reverse stock split of all of the outstanding shares of Common Stock, at a ratio of one-for-thirty.

Members of the Board of Directors and stockholders owning or having voting authority for 165,000,000 shares of outstanding Common Stock and 1,000,000 shares of our Series A Preferred Stock have voted in favor of the above actions (the “Consenting Stockholders”). These stockholdings represent approximately 58.23% and 100%, respectively, of the total outstanding Common Stock and Preferred Stock of AvWorks sufficient to take the proposed action on the record date of January 23, 2014. Pursuant to Reg.§240.14c-2(b), these actions will not be effective until 20 days after this Information Statement is mailed to stockholders. Dissenting stockholders do not have any statutory appraisal rights as a result of the action taken. The Board of Directors does not intend to solicit any proxies or consents from any other stockholders in connection with this action.

Section 607.0704 of the Florida Business Corporation Act (the “Florida Law”) provides that any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action taken is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the above actions as early as possible in order to accomplish the purposes hereafter described, the Board of Directors voted to utilize, and did in fact obtain, the written consent of the Consenting Stockholders who own shares representing a majority of our Common Stock.

Pursuant to Section 607.0704(3) of the Florida Business Corporation Act, we are required to provide notice of the taking of the corporate action without a meeting to the stockholders of record who have not consented in writing to such action within ten (10) days after receiving such written consents. This Information Statement is intended to provide such notice. No dissenters’ or appraisal rights under Florida Law are afforded to the Company’s stockholders as a result of the approval of the proposals.

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The entire cost of furnishing this Information Statement will be borne by AvWorks. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

WHAT VOTE WAS REQUIRED TO APPROVE THE AMENDMENT?

For the approval of the proposed corporate actions, the affirmative vote of a majority of the shares of common stock and preferred stock outstanding and entitled to vote at the record date, or 141,676,739 shares and 500,001, respectively, was required for approval.

CONSENTING SHAREHOLDERS

On January 23, 2014, our board of directors unanimously adopted resolutions declaring the advisability of, and recommended that shareholders approve the amendment to the Company’s Articles of Incorporation to authorize a reverse split of one-for-thirty of its shares of common stock. In connection with the adoption of these resolutions, the board elected to seek the written consent of the holders of a majority of our outstanding shares in order to reduce the costs and implement the proposals in a timely manner.

On January 23, 2014, the following consenting shareholders, who collectively own 58.23% of our common stock, consented in writing to the proposed Amendment:

Name	No. of Shares	Percentage
Dror Svorai	165,000,000	58.23%

On January 23, 2014, the following consenting shareholders, who collectively own 100% of our Series A Preferred Stock, consented in writing to the proposed Amendment:

Name	No. of Shares	Percentage
Corporate Excellence Consulting, Inc.	1,000,000	100%

Under Florida law, we are required to give all shareholders written notice of any actions that are taken by writtten consent without a shareholder meeting.

We are not seeking written consent from any of our shareholders and our other shareholders will not be given an opportunity to vote with respect to the transactions. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purposes of:

•  Advising shareholders of the action taken by written consent, as required by Florida law;

Shareholders who were not afforded an opportunity to consent or otherwise vote with respect to the actions taken have no right under Florida law to dissent or require a vote of all our shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 23, 2014, the number and percentage of shares of Common Stock of the Company, owned of record and beneficially, by each person known by the Company to own 5% or more of such stock, each director of the Company, and by all executive officers and directors of the Company, as a group:

Name and Address	Number of Shares(1)	Percentage

Dror Svorai (2)	165,000,000	58.23%

Vincent Beatty (3)	25,201,350	8.9%

All officers and directors as a group (1 person)	165,000,000	58.23%

(1) The numbers and percentages set forth in these columns are based on 283,353,478 shares of Common Stock outstanding as of January 23, 2014. The number and percentage of units beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any equity securities as to which the holder has sole voting power or investment power and also any shares that the holder has the right to acquire within 60 days.

(2) Mr. Svorai's address is 3901 SW 47th Avenue, Davie, Florida 33314.

(3) Mr. Beatty's address is 1205 Hillsboro Mile, Suite 203, Hillsboro Beach, FL 33062.

APPROVAL OF AMENDMENT OF THE COMPANY’S
CERTIFICATE OF INCORPORATION

Reverse Split

As a result of the Reverse Split, each share of Common Stock outstanding at the effective time of the Reverse Split, will, without any action on the part of the holder thereof, each outstanding share will become one-one thirtieth of a share of Common Stock. The amendment will not effect the par value per share of the Company’s common stock and will remain $.001 For purposes of this description, the Common Stock, as presently constituted, is referred to as the “Old Common Stock” and the Common Stock resulting from the Reverse Split is referred to as the “New Common Stock.” The bid price of the Company’s Common Stock on January 23, 2014 was $0.0027.

The Reverse Split will become effective upon the filing with the Secretary of State of Florida of an amendment to the Company’s Articles of Incorporation which states that, upon the filing of the Certificate of Amendment, each share of Old Common Stock then issued and outstanding would automatically become such fraction of a share of New Common Stock as determined by the Board.

Principal Effects of the Reverse Split

The principal effects of the Reverse Split will be as follows:

Based upon the 283,353,478 shares of Old Common Stock outstanding on the Record Date, the Reverse Split of one-one thirtieth would decrease the outstanding shares of Old Common Stock by approximately 96.7% or to 9,445,116 shares. The Reverse Split will not decrease the authorized number of shares of Common Stock which will remain 2,000,000,000.

The Company will obtain a new CUSIP number for the New Common Stock at the time of the Reverse Split. Following the effectiveness of the Reverse Split, each yet to be determined number of shares of Old Common Stock, without any action on the part of the holder, will represent one share of New Common Stock.

Subject to the provisions for elimination of fractional shares, as described below, consummation of the Reverse Split will not result in a change in the relative equity position or voting power of the holders of Old Common Stock.

The Amendment to the Company’s Articles of Incorporation will be filed with the Secretary of State of Florida no later than ten days after the mailing of this Information Statement. The Reverse Split would become effective as of the date of such filing (the “Effective Date”).

Purposes of the Reverse Stock Split

The Reverse Split will decrease the number of shares of Old Common Stock outstanding and presumably increase the per share market price for the New Common Stock. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the stock, the type of investor who acquires it, or the Company’s reputation in the financial community, but in practice this is not necessarily the case, as many investors look upon a stock trading at or under $1.00 per share as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks.

Many leading brokerage firms are reluctant to recommend lower-priced securities to their clients and a variety of brokerage house policies and practices currently tend to discourage individual brokers within firms from dealing in lower-priced stocks. Some of those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that make the handling of lower priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of lower priced stocks because the brokerage commission on a sale of a lower priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher priced issue.

The Board of Directors believes that the Reverse Split is in the best interest of the Company and its shareholders because it would reduce the number of shares of its Common Stock outstanding to amounts that the Board of Directors believes are more reasonable in light of its size and market capitalization. The Company requires additional capital for its operations and does not believe that it will be able to raise the necessary capital unless the price of the Common Stock is higher than the current Common Stock price levels. However, no assurance can be given that the Reverse Split will result in any increase in the Common Stock price or that the Company will be able to complete any financing following the Reverse Split.

The result of the Reverse Split will only effect the issued and outstanding shares, as a result the Company will be still be able to issue up to 2,000,000,000 shares or up to an additional 1,990,554,884 shares of its Common Stock. Under the Company’s Certificate of Incorporation, the Board of Directors of the Company has authority to issue authorized and unissued shares of Common and Preferred Stock without obtaining approval from the holders of the Common Stock. It is important we preserve our flexibility to issue additional shares of Common Stock. The Board believes that the additional authorized shares of Common Stock is advisable to provide us with the flexibility to take advantage of opportunities to issue such stock in order to obtain capital, as consideration for possible acquisitions or for other purposes including, without limitation, the issuance of additional shares of Common Stock through stock splits and stock dividends in appropriate circumstances. There are, at present, no plans, understandings, agreements or arrangements concerning the issuance of additional shares of Common Stock.

Exchange of Certificate and Elimination of Fractional Share Interests

On the Effective Date, shares of Old Common Stock will automatically be combined and changed into one share of New Common Stock. No additional action on the part of the Company or any shareholder will be required in order to affect the Reverse Split. Shareholders will be requested to exchange their certificates representing shares of Old Common Stock held prior to the Reverse Split for new certificates representing shares of New Common Stock. Shareholders will be furnished the necessary materials and instructions to affect such exchange promptly following the Effective Date. Certificates representing shares of Old Common Stock subsequently presented for transfer will not be transferred on the books and records of the Company but will be returned to the tendering person for exchange. Shareholders should not submit any certificates until requested to do so. In the event any certificate representing shares of Old Common Stock is not presented for exchange upon request by the Company, any dividends that may be declared after the Effective Date of the Reverse Split with respect to the Common Stock represented by such certificate will be withheld by the Company until such certificate has been properly presented for exchange, at which time all such withheld dividends which have not yet been paid to a public official pursuant to relevant abandoned property laws will be paid to the holder thereof or his designee, without interest.

No fractional shares of New Common Stock will be issued to any shareholder. Accordingly, shareholders of record who would otherwise be entitled to receive fractional shares of New Common Stock, will, upon surrender of their certificates representing shares of Old Common Stock, receive a new certificate representing the New Common Stock rounded up to the nearest whole share.

Anti Take Over and Dilutive Effect.

It is possible that additional shares of Common Stock would be issued under circumstances which would make the acquisition of a controlling interest in us more difficult, time-consuming, costly or otherwise discourage an attempt to acquire control of us. Under such circumstances the availability of authorized and unissued shares of Common Stock may make it more difficult for stockholders to obtain a premium for their shares. Such authorized and unissued shares could be used to create voting or other impediments or to frustrate a person seeking to obtain control of us by means of a merger, tender offer, proxy contest or other means. Such shares could be privately placed with purchasers who might cooperate with the board in opposing such an attempt by a third party to gain control of us or could also be used to dilute ownership of a person or entity seeking to obtain control of us. Although we do not currently contemplate taking such action, shares of Common Stock could be issued for the purposes and effects described above and the Board reserves its rights to issue such stock for such purposes.

The issuance of additional shares of Common Stock pursuant to this proposal may be dilutive.

Federal Income Tax Consequences of the Reverse Split

The combination of shares of the Old Common Stock into one share of New Common Stock should be a tax-free transaction under the Internal Revenue Code of 1986, as amended, and the holding period and tax basis of the Old Common Stock will be transferred to the New Common Stock received in exchange therefor.

This discussion should not be considered as tax or investment advice, and the tax consequences of the Reverse Split may not be the same for all shareholders. Shareholders should consult their own tax advisors to know their individual Federal, state, local and foreign tax consequences.

FORWARD LOOKING STATEMENTS

This Information Statement and other reports that we file with the SEC contain forward-looking statements about our business containing the words “believes,” “anticipates,” “expects” and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements. Given these uncertainties, shareholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in SEC regulations, we have no duty to publicly release information that updates the forward-looking statements contained in this Information Statement. An investment in our Company involves numerous risks and uncertainties, including those described elsewhere in this Information Statement. Additional risks will be disclosed from time-to-time in our future SEC filings.

ADDITIONAL INFORMATION

This Information Statement should be read in conjunction with certain reports that we previously filed with the Securities and Exchange Commission (the “SEC”), copies of these reports are not included in this Information Statement but may be obtained from the SEC’s web site at “www.sec.gov.” We will mail copies of our prior SEC reports to any shareholder upon written request.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Dror Svorai
Dror Svorai, President

Sunrise, Florida
February 11, 2014